Exhibit 99.1

NEWS RELEASE

For Immediate Release                                                     Contact:            Michael L. Elich

            President and

            Chief Executive Officer

                                                                                         Telephone:            (360) 828-0700

BBSI ANNOUNCES FIRST QUARTER 2011 OPERATING RESULTS,

FINANCIAL GUIDANCE FOR 2Q11 AND CONFERENCE CALL

            VANCOUVER, WASHINGTON, April 26, 2011 – Barrett Business Services, Inc. (Nasdaq:  BBSI) reported today net income of $5.5 million for the first quarter ended March 31, 2011 compared to a net loss of $1.7 million for the first quarter of 2010.  Diluted earnings per share for the 2011 first quarter were $.54, as compared to a diluted loss per share of $.16 for the same quarter a year ago.  Income for the first quarter of 2011 included $10.0 million of proceeds from a key man life insurance policy the Company carried on William W. Sherertz, the Company’s President and Chief Executive Officer, who passed away January 20, 2011.

            Net revenues for the first quarter ended March 31, 2011 totaled $68.8 million, an increase of approximately $10.5 million or 18.0% over the $58.3 million for the same quarter in 2010.

(Unaudited)
(in thousands, except per share amounts)	First Quarter Ended
March 31,

Results of Operations	2011	2010
		As Restated
Revenues:
Staffing services	$28,332	$27,062
Professional employer service fees	40,437	31,198
Total revenues	68,769	58,260
Cost of revenues:
Direct payroll costs	21,448	20,436
Payroll taxes and benefits	31,763	24,628
Workers' compensation	9,960	7,831
Total cost of revenues	63,171	52,895
Gross margin	5,598	5,365
Selling, general and administrative expenses	8,827	8,224
Depreciation and amortization	335	377
Loss from operations	(3,564)	(3,236)
Life insurance proceeds	10,000	-
Other income, net	454	285
Income (loss) before taxes	6,890	(2,951)
Provision for (benefit from) income taxes	1,344	(1,248)
Net income (loss)	$5,546	$(1,703)
Basic income (loss) per share	$.54	$(.16)
Weighted average basic shares outstanding	10,201	10,466
Diluted income (loss) per share	$.54	$(.16)
Weighted average diluted shares outstanding	10,248	10,466

            Without the benefit of the life insurance proceeds and the incremental selling, general and administrative (“SG&A”) costs associated with the CEO transition, the Company experienced a net loss for the 2011 first quarter of approximately $2.0 million or $.19 cents per share.  A reconciliation

Barrett Business Services, Inc.

News Release – First Quarter 2011

April 26, 2011

of net income (loss) on the basis of generally accepted accounting principles (“GAAP”) to the non-GAAP operating performance is as follows:

(Unaudited)
(in thousands, except per share amounts)	First Quarter Ended
March 31, 2011
	GAAP	Adjustments	non-GAAP
Gross margin	$5,598		$5,598
Selling, general and administrative expenses	8,827	$(150)	8,677
Depreciation and amortization	335		335
Loss from operations	(3,564)		(3,414)
Life insurance proceeds	10,000	(10,000)	-
Other income, net	454		454
Income (loss) before taxes	6,890		(2,960)
Provision for (benefit from) income taxes	1,344	(2,336)	(992)
Net income (loss)	$5,546		$(1,968)
Basic income (loss) per share	$.54		$(.19)
Weighted average basic shares outstanding	10,201		10,201
Diluted income (loss) per share	$.54		$(.19)
Weighted average diluted shares outstanding	10,248		10,201

The incremental SG&A expenses totaling $150,000 were primarily for costs related to the leadership transition.  The Company is presenting the non-GAAP financial information because it believes it more accurately reflects the Company’s actual operating results.

            The Company reports its Professional Employer Organization services (“PEO”) revenues on a net basis because it is not the primary obligor for the services provided by the Company’s PEO clients to their customers.  The gross revenues and cost of revenues information below, although not in accordance with GAAP, is presented for comparison purposes and because management believes such information is more informative as to the level of the Company’s business activity and more useful in managing its operations.

(Unaudited)
First Quarter Ended
(in thousands)	March 31,

	2011	2010
		As Restated
Revenues:
Staffing services	$28,332	$27,062
Professional employer services	302,734	235,495
Total revenues	331,066	262,557
Cost of revenues:
Direct payroll costs	282,642	223,547
Payroll taxes and benefits	31,763	24,628
Workers' compensation	11,063	9,017
Total cost of revenues	325,468	257,192
Gross margin	$5,598	$5,365

Barrett Business Services, Inc.

News Release – First Quarter 2011

April 26, 2011

            Gross revenues of $331.1 million for the first quarter ended March 31, 2011 increased 26.1% over the similar period in 2010.

            A reconciliation of non-GAAP gross revenues to net revenues is as follows:

For the first quarters ended March 31, 2011 and 2010:

(Unaudited)
Three Months Ended March 31,
	Gross Revenue		Net Revenue
(in thousands)	Reporting Method	Reclassification	Reporting Method

	2011	2010	2011	2010	2011	2010
						As Restated
Revenues:
Staffing services	$28,332	$27,062	$-	$-	$28,332	$27,062
Professional
employer services	302,734	235,495	(262,297)	(204,297)	40,437	31,198
Total revenues	$331,066	$262,557	$(262,297)	$(204,297)	$68,769	$58,260
Cost of revenues	$325,468	$257,192	$(262,297)	$(204,297)	$63,171	$52,895

            As described in Note 2 of the Consolidated Financial Statements in Item 15 in the Company’s 2010 Annual Report on Form 10-K, the Company restated its financial statements as a result of an error related to legal expenses incurred for the administration of workers’ compensation claims by Associated Insurance Company for Excess (“AICE”), the Company’s captive insurance subsidiary formed January 1, 2007.  The Company also determined to make a conforming change to its accounting method for legal expenses incurred for the administration of workers’ compensation claims that arose prior to the formation of AICE.  The Company’s results of operations for the quarter ended March 31, 2010 have been restated to reflect these changes.

Barrett Business Services, Inc.

News Release – First Quarter 2011

April 26, 2011

            The following summarizes the unaudited consolidated balance sheets at March 31, 2011 and December 31, 2010.

	March 31,	December 31,
(in thousands)	2011	2010
Assets
Current assets:
Cash and cash equivalents	$27,798	$30,924
Marketable securities	34,629	24,511
Trade accounts receivable, net	54,774	37,596
Income taxes receivable	2,356	2,356
Prepaid expenses and other	3,319	1,798
Deferred income taxes	5,795	6,101
Total current assets	128,671	103,286
Marketable securities	8,848	5,921
Property, equipment and software, net	14,903	15,037
Restricted marketable securities and workers' compensation deposits	9,001	8,811
Other assets	3,095	3,094
Workers' compensation receivables for insured claims	3,837	3,915
Goodwill, net	47,820	47,820
	$216,175	$187,884

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$567	$964
Accrued payroll, payroll taxes and related benefits	61,084	37,525
Other accrued liabilities	487	442
Workers' compensation claims liabilities	14,696	14,768
Safety incentives liabilities	4,940	5,024
Total current liabilities	81,774	58,723
Long-term workers' compensation claims liabilities	22,423	21,847
Long-term workers' compensation liabilities for insured claims	2,664	2,686
Deferred income taxes	7,841	7,841
Customer deposits and other long-term liabilities	1,438	1,422
Stockholders' equity	100,035	95,365
	$216,175	$187,884

Outlook for Second Quarter 2011

            The Company also disclosed today limited financial guidance with respect to its operating results for the second quarter ending June 30, 2011.  The Company expects gross revenues for the second quarter of 2011 to range from $347 million to $352 million, as compared to $297.1 million for the second quarter of 2010, and anticipates diluted earnings for the second quarter of 2011 to range from $.31 to $.34 per share, as compared to diluted earnings per share of $.22 for the same period a year ago.  The range of anticipated diluted earnings per share for the 2011 second quarter includes a favorable income tax rate benefit related to the effect of a much lower annual effective income tax rate attributable to the $10.0 million life insurance proceeds.  Without the effect of the favorable tax

Barrett Business Services, Inc.

News Release – First Quarter 2011

April 26, 2011

rate benefit, the range of diluted earnings per share for the 2011 second quarter is estimated to be $.25 to $.28.  A reconciliation of estimated gross revenues to estimated GAAP net revenues for the second quarter of 2011 is not included because PEO revenues and cost of PEO revenues for the period are not reasonably estimable.

Conference Call

            On Wednesday, April 27 at 9:00 a.m. Pacific Time, Michael Elich and James Miller will host an investor telephone conference call to discuss first quarter 2011 operating results.  To participate in the call, dial (877) 214-1511.  The call identification number is 61979029.  The conference call will also be webcast live at www.barrettbusiness.com.  To access the webcast, click on the Investor Relations section of the Web site and select Webcast.  A replay of the call will be available beginning Wednesday, April 27, 2011 at 12:00 p.m. PT and ending on Wednesday, May 4, 2011.  To listen to the recording, dial (800) 642-1687 and enter conference identification code 61979029.

            Statements in this release about future events or performance, including gross revenues and earnings expectations for the second quarter of 2011, are forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements.  Factors that could affect future results include economic conditions in the Company's service areas, the effect of changes in the Company's mix of services on gross margin, the Company's ability to retain current customers and attract new customers, future workers' compensation claims experience, the effect of changes in the workers’ compensation regulatory environment in one or more of the Company’s primary markets, the collectibility of accounts receivable, and the effect of conditions in the global capital markets on the Company’s investment portfolio, among others.  Other important factors that may affect the Company’s future prospects are described in the Company’s 2010 Annual Report on Form 10-K.  Although forward-looking statements help to provide complete information about the Company, readers should keep in mind that forward-looking statements may be less reliable than historical information.  The Company undertakes no obligation to update or revise forward-looking statements in this release to reflect events or changes in circumstances that occur after the date of this release.

            BBSI provides a comprehensive range of human resource management solutions to large and small companies throughout many regions of the United States.

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